UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its Charter)

Florida	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane, P.O. Box 32428, Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (502) 366-3452

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 18, 2013, Industrial Services of America, Inc. (the “Company”) received a letter from the Nasdaq Listing Qualifications Staff (the “Nasdaq Staff”), relating to the Company's failure to maintain compliance with the requirements of Nasdaq Stock Market Rule 5250(c)(1), due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 (the “Form 10-Q”) with the Securities and Exchange Commission.

The Company was not able to timely file the Form 10-Q because the compilation, dissemination, review and finalization of the information required to be presented in the report could not be completed within the prescribed time period without unreasonable effort or expense. Due to a continued period of low nickel prices in the stainless steel market and low margins throughout the metal industry, management, in consultation with the Company's auditors, determined it should perform a more thorough inventory valuation for the period ended September 30, 2013. The Company has completed a physical inventory and is researching realizable net value for various inventory items to determine if the Company needs to record a lower of cost or market inventory write-down.

Pursuant to the letter, the Company is required to submit to the Nasdaq Staff a plan to regain compliance with Nasdaq’s continued listing standards no later than January 17, 2014. The Company intends to file the Form 10-Q in advance of the due date for the plan.

Item 9.01     Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.     Description
99.1                 Press release dated November 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.

Date:	November 22, 2013	By:	/s/ Alan Schroering
Alan Schroering
Vice President of Finance and Interim Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.     Description
99.1                 Press release dated November 22, 2013